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                                                                      EXHIBIT 23


     Consent of Ernst & Young LLP, Independent Certified Public Accountants
            --------------------------------------------------------


          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41736) pertaining to the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan of our report dated June 22, 2001, with respect to the financial statements of the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                    /s/ ERNST & YOUNG LLP



Jacksonville, Florida
June 22, 2001